EXHIBIT 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 3, 2016 on our review of interim financial information of 3M Company and its subsidiaries for the three month periods ended March 31, 2016 and 2015 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 is incorporated by reference in its Registration Statement on Form S-8 dated May 18, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 18, 2016